EXHIBIT 10.A



                         SEVERANCE PROTECTION AGREEMENT


            THIS AGREEMENT, made as of the 1st day of May, 1995, by and between the Company (as hereinafter defined) and David L. Nichols (the "Executive").

            WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

            WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Chairman and the Chief Executive Officer of the Company in the event of a threat or the occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

            WHEREAS, the Executive is the Chairman and Chief Executive Officer of the Company and in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control.

            NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is hereby agreed as follows:

            1. Term of Agreement. This Agreement shall commence as of May 1, 1995 and shall continue in effect until April 30, 1997, provided, however, that commencing on May 1, 1996 and on each May 1 thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the later of (i) the expiration of twenty-four (24) months after the occurrence of a Change in Control during the term of this Agreement, or (ii) until such time as all benefits to be provided for hereunder have been provided in full. Notwithstanding the foregoing, however, this Agreement shall terminate in the event that the Executive enters into an agreement covering the subject matter hereof with the Company subsequent to the date hereof and such agreement specifically states that this Agreement is terminated.

            2.    Definitions.

                  2.1. Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, and (iv) bonuses and incentive compensation.

                  2.2. Base Amount. For purposes of this Agreement, "Base Amount" shall mean the Executive's annual base salary at the highest rate in effect during the one year period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  2.3.   Bonus Amount.  For purposes of this
Agreement, "Bonus Amount" shall mean an amount equal to the annual bonus paid or payable to the Executive for the most recently completed fiscal year prior to the Change in Control.

                  2.4. Cause. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or as a result of the assignment to the Executive of duties inappropriate for a Chief Executive Officer) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

                  2.5. Change in Control. A "Change in Control" shall mean any of the following events:

                         (a)   An acquisition (other than directly from
the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent
(20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting
Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
(y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                         (b)   The individuals who, as of January 1,
1995, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board;
provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule
14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election
Contest or Proxy Contest; or

                         (c)   Approval by stockholders of the Company
of:
                               (1)   A merger, consolidation or re-
              organization involving the Company, unless

                                     (i)  the stockholders of the
            Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,
                                     (ii)  the individuals who were
            members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                                     (iii)  no Person (other than the
            Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial
            Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses
            (i) through (iii) above shall herein be referred to as a "Non-Control Transaction");

                               (2)   A complete liquidation or dissolu-
      tion of the Company; or

                               (3)   An agreement for the sale or other
      disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur
(but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

                         (d)   Notwithstanding anything contained in
this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  2.6.   Company.    For purposes of this Agreement, the
"Company" shall mean Mercantile Stores Company, Inc., a Delaware corporation, and shall include its Successors and Assigns (as hereinafter defined). As used in this Agreement, the term
"affiliates" shall include any company controlled by, controlling, or under common control with, the Company.

                  2.7. Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the Notice of Termination (as hereinafter defined).

                  2.8. Notice of Termination. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The Notice of Termination shall also specify the relevant Termination Date.

                  2.9. Successors and Assigns. For purposes of this Agreement, "Successors and Assigns"' shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  2.10. Termination Date. For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his date of death, in the case of the Executive's resignation for any reason, the last day of his employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided, that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.

            3.    Termination of Employment.

                  3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twenty-four (24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                         (a)   If the Executive's employment with the
Company shall be terminated (1) by the Company for Cause or Disability, or (2) by reason of the Executive's death, the Company shall pay to the Executive the Accrued Compensation.

                         (b)   If the Executive's employment with the
Company shall be terminated for any reason other than as specified in Section 3.1(a) (including, without limitation, by reason of the Executive's voluntary resignation), the Executive shall be entitled to the following:

                                     (i)   the Company shall pay the
                  Executive all Accrued Compensation;

                                     (ii)  the Company shall pay the
                  Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount in cash equal to either (A) $2,997,075, or (B) 2.99 times the sum of the Base Amount and the Bonus Amount, at the Executive's sole election;

                                     (iii)  for a period of thirty-six
                  (36) months after the Termination Date (the
                  "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries all employee benefits provided (x) to the Executive at any time during the one year period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period, including, but not limited to, long-term disability, medical, dental, life insurance, flexible spending account, pre-tax insurance premiums and employee discount, but excluding pension and profit-sharing benefits. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits. In the event the Executive elects to be paid the amount set forth in clause (A) of Section 3.1(b)(ii), and in the event that any payment or benefit to be received by the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this
                  Section 3.1(b)(iii) (collectively, the "Benefit Payments") is subject to income tax imposed by any federal, state or local taxing authority or any interest or penalties are incurred by the Executive with respect to any such income taxes (such income tax, together with any such interest and penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such income taxes, are hereinafter collectively referred to as the "Income Tax"), then the Executive will be entitled to receive an additional payment (the "Additional Payment") such that the net amount retained by the Executive, after deduction and/or payment of any Income Tax on the Benefit Payments and any income tax imposed by any federal, state and local taxing authority on the Additional Payment (including any interest and penalties, other than interest and penalties imposed by reason of the Executive's failure to timely file a tax return or pay taxes shown due on his return, imposed with respect to such taxes), shall be equal to the Benefit
                  Payments. The intent of the parties hereto is that in the event the Executive elects to be paid the amount set forth in clause (A) of Section 3.1(b)(ii), the Executive shall receive no more or no less than what the Executive would have received had the benefit payments not been subject to Income Tax;

                                     (iv)  the Company shall pay to the
                  Executive in a single payment an amount in cash equal to the excess of (A) the Supplemental Retirement Benefit (as defined below) had (w) the Executive remained employed by the Company for an additional three (3) complete years of credited service, (x) his annual compensation during such period been equal to the Base Amount and the Bonus Amount, (y) the benefit accrual formulas of each retirement plan remained no less advantageous to the Executive than those in effect immediately preceding the date on which a Change in Control occurred and the Company made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date), and (z) he been fully (100%) vested in his benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this subsection (iv), the "Supplemental Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans, including, but not limited to, the Mercantile Stores Pension Plan, the Mercantile Stores Non-Qualified Top Hat Pension Plan, the Mercantile Stores Non-Qualified Excess Pension
                  Plan and the Mercantile Stores Savings, Profit Sharing and Supplemental Retirement Plan (the "Pension Plans"). For purposes of this subsection
                  (iv), the "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Pension Plans as applied prior to the Termination Date in accordance with such plan's past practices.

                         (c)   The amounts provided for in Sections
3.1(a), 3.1(b)(i), 3.1(b)(ii) and 3.1(b)(iv) shall be paid in a single lump sum cash payment within five (5) days after the Executive's Termination Date (or earlier, if required by applicable law); and the amount payable to the Executive to compensate the Executive for any taxes that may be imposed upon the Benefit Payments and other payments payable to the Executive pursuant to Section 3.1(b)(iii) shall be paid in a single lump sum cash payment within five (5) days after the Executive demands such payment from the Company.

                         (d)   The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii). Notwithstanding the foregoing, the Executive agrees that during the Continuation
Period, he shall not (i) solicit any employees of the Company to leave the Company's employ to work for any company with which the Executive is employed, or (ii) employ any associate who is employed by the Company at any time during the Continuation
Period. A breach of either of the foregoing covenants will result in the Executive forfeiting any further benefits to which he is entitled pursuant to Section 3.1(b)(iii), although the Executive shall not be required to return any payments to the Company which have been made to the Executive prior to the date of such breach.

                  3.2.         (a)   The severance pay and benefits
provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                         (b)   The Executive's entitlement to any or
other compensation benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

                         (c)   Notwithstanding anything to the contrary
in this Agreement, in the event the Executive is terminated by the Company after the occurrence of a Change in Control and is subsequently rehired by the Company at any time thereafter, the Executive shall not be entitled to any further benefits under
Section 3.1(b)(iii) of this Agreement although the Executive shall not be required to return any payments to the Company which have been made to the Executive prior to the date the Executive is rehired.

            4. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

            5.    Excise Tax Payments.

                  5.1 In the event the Executive elects to be paid the amount set forth in clause (A) of Section 3.1(b)(ii), the following provisions shall be applicable (capitalized terms used in this Section 5.1 shall have the meanings assigned to them in this Section 5.1 only):

                         (a)   In the event that any payment or benefit
(within the meaning of Section 280G(b)(2) of the Internal Revenue
Code of 1986, as amended (the "Code")), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (each a "Payment" and collectively, the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment"), such that the net amount retained by the Executive, after deduction and/or payment of any Excise Tax on the Payments and the Gross-Up
Payment and any federal, state and local income tax on the Gross-
Up Payment (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes), shall be equal to the Payments. The intent of the parties hereto is that the Executive shall receive no more or no less than what the Executive would have received had the Payment or Payments not been subject to the Excise Tax.

                         (b)   An initial determination as to whether a
Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments.
Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 5.1(b) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5.1(c) below.

                         (c)   As a result of the uncertainty in the
application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of a determination by the Company
(which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or
(iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess
Payment shall be deemed to have occurred upon a Final
Determination (as hereinafter defined) that the Excess Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excess Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

                         (d)   Notwithstanding anything contained in
this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

                  5.2 In the event the Executive elects to be paid the amount set forth in clause (B) of Section 3.1(b)(ii), the following provisions shall be applicable (capitalized terms used in this Section 5.2 shall have the meanings assigned to them in this Section 5.2 only):

                         (a)  Notwithstanding anything contained in
this Agreement to the contrary, to the extent that any payment or benefit (within the meaning of Section 280G of the Internal
Revenue Code of 1986, as amended (the "Code")), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a Change in ownership or effective control of the Company or of a substantial portion of its assets (each a "Payment" and collectively, the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax
(such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company, in consultation with the Executive, shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                         (b) An initial determination as to whether
the Payments shall be reduced to the Limited Payment Amount pursuant to Section 5.2(a) and the amount of such Limited Payment Amount shall be made at the Company's expense by an accounting firm selected by the Company which is designated as one of the five largest accounting firms in the United States (the
"Accounting Firm"). The Accounting Firm shall provide its initial determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five (5) days of the Termination Date, or such other time as requested by the Executive, and shall furnish the Executive with an opinion reasonably acceptable to the Executive setting forth its conclusions (together with supporting calculations). Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute").
If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5.2(c) below. In addition, the Executive shall have the right to request the Accounting
Firm, at the Company's expense, to render additional determinations from time to time, subsequent to the Determination, as to whether an Excess Payment (as defined in Section 5.2(c)) or an Underpayment (as defined in Section 5.2(c)) has occurred. The Accounting Firm shall provide each subsequent determination within five (5) days after each such request by the Executive, and shall furnish the Executive with an opinion reasonably satisfactory to the Executive setting forth its conclusions (together with supporting calculations).

                         (c)   As a result of the uncertainty in the
application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive, either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 5.2(a) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than ten
(10) days after written notice is received by the Executive) together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm or the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return), (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

            6.    Successors' Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

            7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute (under either Section 5.1 or 5.2, as the case may be) and any other matter arising under Section 5.1 or Section 5.2, including the existence and amount of any Excess Payment or Underpayment (under either Section 5.1 or Section 5.2, as the case may be) and issues with respect to the Gross-Up Payment, whether as a result of any applicable government taxing authority proceeding, audit or otherwise, or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits), provided, however, that any such action by the Executive is commenced in good faith and for good reason, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

            8. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses for the parties set forth on Exhibit A hereto or to any other addresses as the respective parties may designate by notice delivered pursuant to this Section 8, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

            9. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

            10. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

            11. Modification, Waiver and Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

            12. Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. Any claims arising under or related to this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association or such other rules as to which the parties may agree. The arbitration shall take place in New York, New York within thirty (30) days following service of notice of such dispute by one party on the other. The arbitration shall be conducted before a panel of three (3) arbitrators, one to be selected by each of the parties and the third to be selected by the other two. The panel of arbitrators shall have no authority to order a modification or amendment of this Agreement. Any proceeding under this Agreement to enforce an arbitration award shall be brought in any court having jurisdiction.

            13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

            14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                     MERCANTILE STORES COMPANY, INC.


                                     By:_____________________________
                                        James M. McVicker
                                        Senior Vice President and Chief
                                                Financial Officer



                                        ________________________________
                                         DAVID L. NICHOLS